EXHIBIT 99.1

STATEMENT UNDER OATH OF PRINCIPAL EXECUTIVE OFFICER

REGARDING FACTS AND CIRCUMSTANCES RELATING TO

EXCHANGE ACT FILINGS

I, Richard M. Kovacevich, state and attest that:

(1)          To the best of my knowledge, based upon a review of the covered reports of Wells Fargo & Company, and, except as corrected or supplemented in a subsequent covered report:

•                  no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

•                  no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

(2)          I have reviewed the contents of this statement with the Audit and Examination Committee of the Board of Directors of Wells Fargo & Company.

(3)          In this statement under oath, each of the following, if filed on or before the date of this statement, is a “covered report”:

•                  the Annual Report on Form 10-K for the year ended December 31, 2001 of Wells Fargo & Company;

•                  all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Wells Fargo & Company filed with the Commission subsequent to the filing of the Form 10-K identified above; and

•                  any amendments to any of the foregoing.

/s/ RICHARD M. KOVACEVICH	Subscribed and sworn to before me this 12th day of August 2002.
Richard M. Kovacevich Chairman, President and Chief Executive Officer (principal executive officer) Wells Fargo & Company August 12, 2002	/s/ FELY A. HAYES
Notary Public My Commission Expires: January 17, 2006